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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report dated February 11, 1998 in this Registration Statement (No. 333-57325) on Form S-4 of our audit of the financial statements of Chiles Offshore LLC at December 31, 1997 and for the period from inception (August 5, 1997) to December 31, 1997 and to all references to our firm included in this registration statement.


/S/ ARTHUR ANDERSEN LLP


Houston, Texas
August 6, 1998